September 2, 1986



Mr. Larry D. Marcus
Vice President, Business Affairs
Koplar Communications, Inc.
4935 Lindell Boulevard
St. Louis, MO  63108

Dear Larry:

The Agreement of Lease between Viacom Broadcasting of Missouri Inc. ("Viacom") as successor-in-interest to CBS Inc. and Koplar Communications Inc. ("Koplar") dated May 16, 1986 (the "Agreement") is hereby amended as follows:

1. With respect to the provision of downlink services as provided for in paragraph 3.3(b) and Exhibit B of the Agreement, no station connection charge, or similar charge, shall be payable for any such service regardless of whether or not Viacom requires that Koplar reorient a TVRO in order to receive a signal requested by Viacom. In the event that a re-orientation of Koplar's TVRO is required in order to receive a signal, Koplar's tariff rates (exclusive of any station connection charge or similar charge), as published on its then applicable rate card, shall apply.

2. The last sentence of Exhibit B of the Agreement is hereby deleted and the following is inserted in its place:

                        Koplar will provide uplinking services to Viacom on the following basis:

                            (a) Services shall be charged at Koplar's applicable rate card rates (exclusive of any station connection or similar charge) except that the charge for such services provided between the hours of 9 A.M.-10 P.M. ("Day Time Service") shall be reduced by 50%. For services provided between the hours of 10 P.M.-9 A.M. ("Night Time Service"), the 50% reduction shall be available only to the extent that the total charges for Night Time Service in any month do not exceed the total rate card charges (exclusive of any station connection or similar charge) for Daytime Service in that same month. In no event will the reduction in rate card rates exceed the sum of $500/mth. (the "Full Reduction Benefit").

                            (b) If charges for uplink service in any month are insufficient for Viacom to realize the Full Reduction Benefit, the difference between Viacom's actual charge reduction for that month and the Full Reduction Benefit for such month shall not be applied to reduce the uplink charges in any subsequent month.

                            (c) The aforesaid 50% reduction shall be available to meet the needs and requirements of KMOV-TV and not for the sole benefit of any other entity.

3. Koplar warrants and represents that it does not and will" not provide uplink or downlink services to any other party at rates below those rates which may be established from time to time on a published rate card. In the event that Koplar discounts the rates it charges from said rate card rates, Viacom shall receive the benefit of any such discount.

4. Charges to Viacom for applicable downlink or uplink services shall be paid within 30 days of invoicing by Koplar except that any such charges may be offset against any arrearages in payments due to Viacom from Koplar under the Agreement.

5. Paragraph 2 of the Agreement is hereby deleted and the following is inserted in its place:

                        The term of this Lease shall be for a period of 25 years commencing as of February 1, 1984 (the "Commencement Date").

6. Paragraph 4(a) of the Agreement is hereby deleted and the following is inserted in its place:

                        If Viacom shall discontinue the use of its tower because it has moved its antenna to another tower, or because of any other reason, Koplar shall pay to Viacom within 30 days after Viacom gives notice of such expenses to Koplar, 100% of the annual cost of maintenance of the tower, unless the tower shall be used by other commercial television broadcasters, in which event Koplar shall pay to Viacom that part of 100% of the annual cost of maintenance of the tower, which is proportionate to the total number of parties then using the tower for so long as such parties continue to use the tower.

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


7.  The  following  is  inserted  at the  beginning  of  paragraph  4(b)  of the
Agreement:

                       In the event a new tower is built in the St. Louis market whose height and/or coverage is superior to the demised premises and as a result Koplar decides to transfer its broadcasting transmission facilities, then . . . .

8. The following is inserted at the end of paragraph 4(b) of the Agreement:

                        Koplar's obligation to employ its best efforts on behalf of Viacom as described in this paragraph is contingent upon the tower's structural ability to meet Viacom's needs.

9. The termination letter from Viacom to Koplar dated May 27, 1986, is hereby rescinded, and Koplar and Viacom acknowledge that the billing dispute for payment for downlink services has been resolved so that Viacom shall not be charged for any station connection charge or similar charge for downlink or uplink services.

               Except as provided hereinabove, the Agreement of Lease between Viacom and Koplar dated May 16, 1986, shall remain in full force and effect on all the same terms and conditions as provided therein.

                                          VIACOM BROADCASTING
                                          OF MISSOURI INC.



                                          /s/Arthur Tek
                                          -----------------------------------


                                          KOPLAR COMMUNICATIONS INC.





                                          /s/Larry Marcus               9/10/86
                                          -------------------------------------


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